Exhibit 99.1

November 10, 2005

NORTHERN STATES FINANCIAL CORPORATION MERGES
BANK OF WAUKEGAN AND FIRST STATE BANK OF ROUND LAKE
AS NORSTATES BANK

WAUKEGAN, IL, November 10, 2005 - Northern States Financial Corporation (Nasdaq: NSFC), holding company for the Bank of Waukegan and First State Bank of Round Lake announced today that it has merged the two banks and has named the resulting combined bank subsidiary NorStates Bank.

In making the announcement, Fred Abdula, Chairman and Chief Executive Officer of Northern States Financial Corporation, said, “The name NorStates Bank reflects our commitment to the people who call northeastern Illinois and southeastern Wisconsin their home. In fact, we had long ago expanded beyond the borders of Waukegan itself, so in many ways the merger and our new name simply says that Our Neighborhood Just Got Bigger!”

Northern States Financial Corporation is the holding company for the Bank of Waukegan, headquartered in Waukegan, IL, and the First State Bank of Round Lake, headquartered in Round Lake, IL. At September 30, 2005 the Company had assets of $759 million, loans of $399 million and deposits of $593 million. Bank of Waukegan is a full-service commercial bank founded in 1962, with six branches in Lake County, Illinois that serve the populations of northeastern Illinois and southeastern Wisconsin. First State Bank of Round Lake is a full-service community bank founded in 1949, with two branches in the Round Lake area. The Company’s common stock trades on the Nasdaq Stock Market under the symbol NSFC.

“While our name has changed to NorStates Bank,” Abdula continued, “our capable and friendly staff is here to help as they always have been.” He stated that NorStates Bank will continue to be managed by its strong local board and management team. Open houses have been scheduled at all eight branch locations for the week of November 14-18, 2005.

NSFC Press Release
November 10, 2005

Forward-Looking Information

Statements contained in this news release that are not historical facts may constitute forward-looking statements (within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended), which involve significant risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by the use of the words “believe,”“expect,”“intend,”“anticipate,”“estimate,”“project,”“plan,” or similar expressions. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain and actual results may differ from those predicted. The Company undertakes no obligation to update these forward-looking statements in the future. Factors that could have a material adverse effect on the operations and could affect the outlook or future prospects of the Company and its subsidiaries following the merger include, but are not limited to, difficulties in achieving anticipated cost savings related to the operation of the merged banking offices, unanticipated changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the Company’s loan or investment portfolios, demand for loan products, secondary mortgage market conditions, deposit flows, competition, demand for financial services and residential real estate in the Company’s market area, unanticipated problems in closing pending real estate contracts, delays in real estate development projects, and changes in accounting principles, policies and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements.

For Additional Information Contact:
Fred Abdula, Chairman of the Board
(847) 244-6000 Ext. 238
Websites: www.norstates.com
   www.nsfc.net